1
                                     Exhibit e(iii) under Form N-1A
                                  Exhibit 1 under Item 601/Reg. S-K
                           Amendment to

                      Distributor's Contract
                               among
             The Huntington Funds, Huntington VA Funds
                                and
                      Edgewood Services, Inc.

      This Amendment to the Distributor's Contract ("Agreement") among
The Huntington Funds, Huntington VA Funds (collectively, the
"Funds") and Edgewood Services, Inc. ("Distributor") is made and entered into as of the 1st day of October, 2003.

      WHEREAS, the Funds have entered into the Agreement with the Distributor, dated December 1, 2001, under and pursuant to which the Distributor is the principal underwriter of the shares of the Funds;

      WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

      WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreement to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of the Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.



In all other respects, the Agreement first referenced above shall remain in full force and effect.

   WITNESS the due execution hereof as of the 1st day of October, 2003.

                      THE HUNTINGTON FUNDS

                      By:/s/ George M. Polatas
                      Name: George M. Polatas
                      Title: Vice President


                      HUNTINGTON va FUNDS

                      By:/s/ George M. Polatas
                      Name: George M. Polatas
                      Title: Vice President


                      edgewood services, inc.

                      By:/s/ Charles L. Davis, Jr.
                      Name:  Charles L. Davis, Jr.
                      Title:     Vice President

                                      Exhibit e(iv) under Form N-1A
                                  Exhibit 1 under Item 601/Reg. S-K
                           Amendment to

                      Distributor's Contract
                               among
             The Huntington Funds, Huntington VA Funds
                                and
                      Edgewood Services, Inc.

      This Amendment to the Distributor's Contract ("Agreement") among
The Huntington Funds, Huntington VA Funds (collectively, the "Investment Company" or the "Funds") and Edgewood Services, Inc. ("Edgewood") is made and entered into as of the 12th day of November, 2003.

      WHEREAS, the Investment Company has entered into the Agreement with Edgewood, dated December 1, 2001, as amended October 1, 2003, under and pursuant to which Edgewood is the principal underwriter of the shares of the Investment Company;

      WHEREAS, the Investment Company wishes to delegate to Edgewood the right to delegate to third party financial institutions the right to receive share orders on behalf of the Investment Company, all in compliance with Rule 22c-1 under the 1940 Act and related interpretive guidance and regulations; and

      WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.


      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

      Paragraph 3 of the Agreement is hereby replaced in its entirety with the following:

   "Neither Edgewood nor any other person is authorized by the Investment Company to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Investment Company. Edgewood agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through Edgewood may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Investment Company. No person or dealer, other than Edgewood, is authorized to act as agent for the Investment Company with respect to Edgewood's duties and responsibilities under this Contract, except for the limited circumstance to allow Edgewood to delegate to a financial institution the right to receive share orders in proper form from its customers on the Investment Company's behalf for purposes of Rule 22c-1 under the 1940 Act and related interpretive guidance and regulations, provided that the financial institution and Edgewood agree in writing that (a) on each day the Funds are open for trading, in order for the financial institution's customers to receive that day's NAV, the financial institution must receive its customers' orders prior to the time the Funds calculate their NAV as disclosed in their prospectuses (the "Cut-Off Time"), and must communicate to the Funds' transfer agent a report of the trading activity of its customers in the Funds for that day by 9:00 a.m. EST on the next day the Funds are open for business; and (b) the financial institution represents and warrants to Edgewood that the financial institution has, and will maintain at all times during the term of the written agreement with Edgewood, appropriate internal controls for the segregation of purchase and redemption orders received prior to the Cut-Off Time, from purchase and redemption orders received after the Cut-Off Time on any day the Funds are open for trading. Edgewood agrees that in offering or selling Shares as agent of the Investment Company, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Conduct Rules. Edgewood will submit to the Investment Company copies of all sales literature before using the same and will not use such sales literature if disapproved by the Investment Company."


In all other respects, the Agreement first referenced above shall remain in full force and effect.

   WITNESS the due execution hereof as of the 12th day of November, 2003.

                      THE HUNTINGTON FUNDS

                      By:  /s/ George M. Polatas
                      Name:  George M. Polatas
                      Title:  Vice President


                      HUNTINGTON va FUNDS

                      By:  /s/ George M. Polatas
                      Name:  George M. Polatas
                      Title:  Vice President


                      edgewood services, inc.


                      By:  /s/ Charles L. Davis, Jr.
                      Name:  Charles L. Davis, Jr.
                      Title:  Vice President